Exhibit 99.1
Deutsche Bank Global Industrials and Basic Materials Conference Chicago, IL June 16th, 2011

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

Dover's Q1 2011 Performance & Full-Year Outlook Continuing Earnings Per Share 2009 FY $3.74 Q1 results reflect solid end-markets, with particular strength seen at Fluid Management and Industrial Products Q1 bookings strength is primarily driven by oil & gas and global infrastructure resulting in a book-to-bill of 1.15 Energy and Industrial Products markets continue to expand in Q2Emerging market activity remains strongQ2 softness in refrigeration cases, solar equipment, and North American light truck & auto markets Q1 Q1/Q1 2010 FY $1.99 2011 * Includes discrete tax benefits of $0.15 EPS in Q2 2009, $0.20 EPS in Q3 2010, $0.07 in Q4 2010 and $0.04 in Q1 2011 FY11 (F) (a) See Q1 2011 Form 10-Q for free cash flow reconciliation 3

Positioning for Growth Maintaining advantagedDover business model Maintaining advantagedDover business model StrategicFocusAreas The Strategy Remains Consistent Capturing the Benefits of Common Ownership Disciplined Capital Allocation 4

Positioning for Growth - Five Key Growth Spaces 60% of 2010 Revenue & 70% of 2010 Segment Earnings Energy Product Identification Refrigeration & Food Service Equipment Communication Components Fluid Solutions 5 FY 2010 revenue: $886 M FY 2010 revenue: $1,035 M FY 2010 revenue: $838 M FY 2010 revenue: $890 M FY 2010 revenue: $755 M

Tailwinds

Driver	Factors
Global energy demand	Increased demand, depleting resources; Renewable energy technologies; Emerging market growth
Sustainability	Energy efficiency; Environmentally friendly products; Recycling
Consumer product safety	Product identification; Traceability; Food safety
Communications	Mobile devices; Defense spending/ geopolitics; Infrastructure
International/ BRIC growth	Increased living standards; Infrastructure build-out; Manufacturing/LCC capabilities

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DOVER CORPORATION

Productivity

- **Operational Excellence**
  - Safety
  - Quality
  - Productivity
    - Supply chain
    - Lean
    - Facility consolidation
- **Shared Facilities**
  - Regional support centers
  - Shared manufacturing centers
- **Strategic Pricing**
  - Price for value delivered

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DOVER CORPORATION

Capital Allocation – Recent Deals

Harbison-Fischer

- Expands Energy growth space as part of Norris Production Solutions portfolio of technology in artificial lift applications and strengthens product alignment
- Customers value comprehensive down-hole solutions from a single source
- Increases scale and enables better penetration in international oil and gas markets
- H-F will Add ≈$160M in revenue in 2011 and be accretive to EPS

Harbison-Fischer
"Best Pumps in the Oil Patch" ®

Sound Solutions

- Builds out Communications Components growth space
- Knowles will be positioned as the premier acoustics device company in the fast-growing cell phone market
- Significant opportunities to cross sell complementary products and leverage scale
- Will add ≈$350M in revenue and be slightly accretive to EPS in the first full year of ownership
- Closing expected to occur in Q3

Sound Solutions

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DOVER CORPORATION

Diversified End-Markets Based on FY 2010 revenue Based on 2010 full year revenue Asia & Latin America are among our fastest growing regions2010Asian revenue surpasses Europe in Q3 & Q42011China Q1 growth = 69%; Asia (inc. China) grows 40% in Q1Q1 Latin America growth = 30%Businesses spread across economic cycles 9

Conclusion - Financial Goals - Next Three Years GROWTH Grow 6% - 8% organically, complemented by acquisition growth of 3% - 5% Total shareholder return in the top quartile of our peer companies MARGIN Expand segment margin to 17% - 18% by 2013 CASH FLOW Generate free cash flow of 10% of revenue 10